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                                                                   EXHIBIT 23.2




                   CONSENTS OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm), as it relates to VoiceStream Wireless Corporation and its subsidiaries and Aerial Communications, Inc. and its subsidiaries included in or made a part of this registration statement on Form S-4 of VoiceStream Wireless Corporation and this registration statement on Form F-4 of Deutsche Telekom AG.


As independent public accountants, we hereby consent to the incorporation by reference in the previously filed registration statements on Forms S-8 (Nos. 33-52550, 33-91734, 33-52552, 33-81842, 333-09769 and 333-45522) of Powertel,
Inc. of our report dated January 27, 2000, and to all references to our firm as it relates to Aerial Communications, Inc. and its subsidiaries incorporated by reference from Aerial Communication, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999, and to the incorporation by reference of our report dated February 28, 2000, and to all references to our firm as it relates to VoiceStream Wireless Corporation and its subsidiaries incorporated by reference from VoiceStream Wireless Corporation's Annual Report on Form 10-K/A for the year ended December 31, 1999.



                                                  /s/ Arthur Andersen LLP



Seattle, Washington
November 30, 2000